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                                                                EXHIBIT 10.19(2)


                                AMENDMENT NO. 2

                                    TO THE

                      UPS QUALIFIED STOCK OWNERSHIP PLAN

                              AND TRUST AGREEMENT

                       (Effective as of January 1, 1998)


     WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust ("Plan") effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in the common stock of UPS ("UPS Stock") and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock; and

     WHEREAS, it is desired to amend the Plan to reflect the suspension of all transfers from the Savings Plan to the Plan until further notice pending the completion of the company's proposed merger and public offering announced July 21, 1999.

     NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 12.1 of the Plan, the UPS Qualified Stock Ownership Plan is hereby amended as follows:

     1. Section 3.1 hereby is amended in its entirety effective as of July 20, 1999 to read as follows:

     Section 3.1  Transfers From Savings Plan.  In accordance with the authority
                  ---------------------------
     granted to the Committee in Sections 3.1 and 8.22 to establish transfer procedures, transfers from participants' individual accounts in the Savings Plan to this Plan are suspended as of July 20, 1999 in connection with the proposed public offering of common stock of a subsidiary of UPS following a merger of UPS with that subsidiary. The Committee shall continue to have the absolute authority and full discretion to establish transfer procedures (including initiating, suspending or terminating transfers from the Savings
     Plan) and to amend those transfer procedures at any time without the necessity of a Plan amendment; provided, to the extent transfers are permitted, such transfer procedures are consistent with the timing and percentage limitations described in Section 8.12.

     Any amounts transferred to this Plan pursuant to this Section 3.1 will be credited to the Participant's Savings Plan Account that corresponds to the subaccount under the Savings Plan from which the amount was transferred.
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     2.  Section 8.12 hereby is amended effective as of July 20, 1999 to add a new subparagraph 8.12 (c) that reads as follows:

     Section 8.12 Transfers to this Plan.
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          (c)   Committee Procedures.  Subsections 8.12 (a) and (b) shall be
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          operative only to the extent that the Committee permits transfers from the Savings Plan to this Plan in accordance with Section 3.1.



     IN WITNESS WHEREOF, United Parcel Service of America, Inc. based upon action by its Board of Directors on the 27th day of July, 1999, has caused this Amendment No. 2 to be executed.


ATTEST:                             UNITED PARCEL SERVICE OF
                                    AMERICA, INC.

/s/ Joseph R. Moderow               /s/ James P. Kelly
_______________________             __________________________
Secretary                           Chairman